UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported): December 4, 2006

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Westchester Avenue, Suite L7 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 4, 2006, Richard G. Rosa, our Senior Vice President and Chief Technology Officer, was appointed to be our President (as well as remain our Chief Technology Officer).

Mr. Rosa has been our Senior Vice President and Chief Technology Officer since February 2003. Prior to joining Debt Resolve, he served as the Senior Director of Technology for Scholastic Inc.’s Software and Internet Group from November 2000 to May 2002, where he was responsible for all website-related application development, networking and hosting infrastructure and operations. Mr. Rosa was previously Chief Technology Officer of BabyGear.com (a Bertelsmann venture capital investment), responsible for the technical integration of iBaby.com, as well as improving all facets of transaction processing and warehouse data management and fulfillment, from July to November 2000. Mr. Rosa was also Director of Online Operations at 1800Flowers.com, where he oversaw all phases of applications development, web hosting infrastructure and technical operations, from early 1999 to June 2000. Mr. Rosa has been involved with technology and Internet service businesses since February 1995, when he founded Netamorphasis Corp., a provider of application development and Internet-based infrastructure consulting services. Mr. Rosa received a B.A. degree from the City University of New York, Queens College.

Mr. Rosa has not engaged in a related party transaction with us during the last two years. He does not have any family relationship with any other of our executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: December 8, 2006    By: /s/ Katherine A. Dering
Katherine A. Dering
Chief Financial Officer